Exhibit 99.1
Press Release

Workhorse Group Reports Fourth Quarter and Full Year 2025 Results

•Revenue of $9.7 million in Q4 2025, up 64% year-over-year; full year revenue of $21.2 million, up 201% year-over-year

•On a pro forma basis, combined company revenue of $34.0 million for full year 2025, compared to $13.7 million in 2024, an increase of 149%

•Delivered 65 vehicles in Q4 2025 and 112 vehicles for full year 2025, compared to 46 vehicles in full year 2024

•Combined delivered trucks surpassed 20 million real-world miles across more than 1,100 deployed vehicles

•Targeting $20 million in annualized cost synergies from merger integration as the company exits 2026

•Announced a 140 kWh battery configuration of W56 step van in response to customer demand

DETROIT, March 31, 2026 — Workhorse Group Inc. (NASDAQ: WKHS) (“Workhorse” or the “Company”), a North American OEM and provider of all-electric trucks, step vans, shuttles and buses, today reported financial results for the fourth quarter and full year ended December 31, 2025. Today’s results represent the Company’s first earnings report following the completion of its merger with Motiv Electric Trucks in December 2025.

“Today marks a milestone for Workhorse as we report our first set of results as a combined company. Since closing the Motiv merger in December, we have made meaningful progress on all three commitments we made: completing the integration, expanding our product portfolio, and strengthening our financial position,” said Scott Griffith, Chief Executive Officer. “Our teams are working together on a new Cycle Plan and product roadmap that charts a clear path for the commonization of our technology platform, along with the development of a proprietary Class 5/6 cab chassis that we believe will unlock a larger slice of the full $23B Class 4 through 6 commercial truck marketplace.”

“The completion of the Motiv merger significantly simplified our capital structure and provided a foundation for the next phase of our growth. We are focused on converting our pipeline into revenue, managing our cost structure as we integrate, and positioning the combined company for sustainable growth,” Griffith continued. “We also continue to evaluate financing alternatives to strengthen our balance sheet and support our growth plan. We believe we have a clear and achievable path to profitability, and we are executing against it.”

Fourth Quarter and Recent Strategic Highlights

•Merger Integration on Track: Board and governance structure are in place, and employee and office integrations are nearly complete. The Company has finalized a plan for full enterprise process and systems integration, which it expects to execute over the next two to three quarters. Manufacturing activities are being consolidated at the Company’s Union City, Indiana facility.

•Targeting $20 Million in Annualized Cost Synergies: The Company has begun realizing savings through the elimination of duplicative administrative functions and expects to capture additional synergies as it completes the consolidation of manufacturing operations and rationalizes its supply chain.

•Customer Order Lending Facility: The Company entered the year with a stronger balance sheet following the merger, and, as previously announced, put in place at closing a new $40 million customer order lending facility for working capital to fulfill orders.

•Expanded Product Lineup and Lower Pricing: The Company recently launched a new, lower-cost configuration of the W56 step van featuring a 140 kilowatt-hour battery option.

Exhibit 99.1
•Sales Integration & Backlog: We are seeing positive trends in opportunity creation, progression, and closings that reflect the early impact of the operational and strategic changes we have implemented to our go-to-market strategy. We believe this progress is translating into a strengthening sales pipeline that supports our plans for 2026 and beyond.

Fourth Quarter 2025 Financial Highlights

Revenue: Sales, net of returns and allowances, for the fourth quarter of 2025 were $9.7 million, compared to $6.0 million in the fourth quarter of 2024.

Vehicles Delivered: The Company delivered 65 vehicles during the quarter, bringing full year 2025 deliveries to 112 units, compared to 46 units in full year 2024.

Cost of Sales: Cost of sales for the fourth quarter of 2025 was $15.5 million, compared to $9.0 million in the prior year quarter. Gross loss for the quarter was $5.7 million.

Operating Expenses: Total operating expenses for the fourth quarter of 2025 were $14.4 million, compared to $13.5 million in the fourth quarter of 2024. The fourth quarter of 2025 included $4.9 million of merger-related expenses, primarily legal and banking costs. The prior year period included a $6.2 million charge to impair assets invested in a discontinued product line.

Operating Loss: Operating loss was $20.1 million in the fourth quarter of 2025, compared to $16.5 million in the fourth quarter of 2024.

Net Loss: Net loss for the fourth quarter of 2025 was $23.7 million, compared to $19.6 million in the same period last year.

Conference Call

Workhorse management will hold a conference call on March 31, 2026, at 4:30 p.m. Eastern time to discuss these results and answer related questions.

To listen to the conference call webcast, please go to the Investor Relations section of Workhorse’s website.

To listen via telephone, please call (877)-407-0789 (U.S.) or (201)-689-8562 (international). A telephonic replay of the conference call will be available after 7pm Eastern time on the same day through April 7, 2026.

Toll-free replay number: (844)-512-2921

International replay number: (412)-317-6671

Replay ID: 13759563

About Workhorse Group Inc.

Headquartered in the Detroit area with a commercial-scale manufacturing plant in Indiana, Workhorse (Nasdaq: WKHS) is redefining what a medium-duty truck should be. Workhorse builds software-first, electric trucks, shuttles and buses that are powerful, cost-efficient, reliable, safe and comfortable—all with zero tailpipe emissions.

Our deep experience building electric vehicles at scale drives intentional innovations designed to help customers lower operating costs, improve performance of their fleets, enhance the driver experience, and maximize uptime without compromise. By electrifying their fleets, our customers can make a positive impact on our world while meeting their financial, sustainability and compliance goals.

More information is available at www.workhorse.com.

Media Relations Contact:

Exhibit 99.1
Workhorse

John Williams, Communications

+1-206-660-5503, john.williams@workhorse.com

ICR, Inc.

workhorse@icrinc.com

Investor Relations Contact:

ir@workhorse.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact included in this press release, including, among other things, statements regarding future events, plans and anticipated results of operations, business strategies, the anticipated benefits of the Motiv/Workhorse merger, the anticipated impact of the Workhorse/Motiv merger on the combined company’s business and future financial and operating results, the expected amount and timing of synergies from the Workhorse/Motiv merger, Workhorse’s ability to achieve profitability, Workhorse’s sales integration and pipeline, Workhorse’s access to capital to fund operations and fulfill orders, and other statements regarding the company’s anticipated or planned operations or operating results are forward-looking statements. Some of these statements may be identified by the use of the words “plans”, “expects” or “does not expect”, “estimated”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, “targets”, “projects”, “contemplates”, “predicts”, “potential”, “continue”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “should”, “might”, “will” or “will be taken”, “occur” or “be achieved”.

Forward-looking statements are based on the opinions and estimates of management of Workhorse as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Some factors that could cause actual results to differ include our ability to raise capital to fund our operations and to maintain access to our current debt facilities; our ability to achieve the expected synergies and/or efficiencies from our operations and as a result of the Motiv/Workhorse merger; our ability to reduce the cost to build our vehicles; the effect of the Motiv/Workhorse merger on the ability of the parties to operate their businesses and retain and hire key personnel and to maintain favorable business relationships; the possibility that the integration of the parties may be more difficult, time-consuming or costly than expected or that operating costs and business disruptions may be greater than expected; the risk that the price of our securities may be volatile due to a variety of factors; changes in laws, regulations, technologies, the global supply chain, and macro-economic and social environments affecting our business; including demand for electric trucks and our cost of production; our status as a controlled company; and our ability to maintain compliance with Nasdaq rules and otherwise maintain our listing of securities on Nasdaq.

Additional information on these and other factors that may cause actual results and Workhorse’s performance to differ materially is included in Workhorse’s periodic reports filed with the SEC, including, but not limited to, Workhorse’s Annual Report on Form 10-K for the year ended December 31, 2025, including those factors described under the heading “Risk Factors” therein, and Workhorse’s subsequent Quarterly Reports on Form 10-Q. Copies of Workhorse’s filings with the SEC are available publicly on the SEC’s website at www.sec.gov or may be obtained by contacting Workhorse. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and Workhorse undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Exhibit 99.1
Note on Financial Statement Presentation

On December 15, 2025, we completed our merger with Motiv. While the legal acquirer in the merger was Workhorse, for financial accounting and reporting purposes under U.S. GAAP, Motiv was the accounting acquirer, and the Merger was accounted for as a reverse acquisition. Accordingly, the consolidated assets, liabilities and results of operations of Motiv became the historical consolidated financial statements of the consolidated company, and Workhorse’s assets, liabilities and results of operations were consolidated with those of Motiv beginning on December 15, 2025.

Exhibit 99.1
Workhorse Group Inc.
Unaudited Consolidated Balance Sheets

	December 31,
(in thousands, except share amounts)	2025	2024
Assets
Current assets
Cash and cash equivalents	$12,920	$6,629
Accounts receivable, less allowance for credit losses of $435 and $0 at December 31, 2025 and 2024, respectively	3,889	3,590
Inventory, net	39,065	21,403
Prepaid expenses and other current assets, net	3,948	2,553
Total current assets	59,822	34,175
Property, plant and equipment, net	22,470	2,120
Goodwill	3,130	—
Intangible assets, net	10,182	—
Operating lease right-of-use assets	21,872	974
Other assets	416	139
Total Assets	$117,892	$37,408
Liabilities
Current liabilities:
Accounts payable	$11,635	$2,073
Accrued liabilities and other current liabilities	17,031	4,800
Contract liability	496	794
Operating lease liability - current portion	3,616	888
Stock rights liability	6,074	—
Senior secured promissory note - related party	—	68,363
Total current liabilities	38,852	76,918
Operating lease liability - long-term	18,777	86
Cash flow credit agreement - related party	10,000	—
Convertible notes, at fair value - related party	5,429	—
Other long-term liabilities	1,792	1,224
Total Liabilities	74,850	78,228
Commitments and contingencies
Stockholders’ Equity
Series A preferred stock, par value of $0.001 per share, 75,000,000 and 44,866,071 shares authorized, 0 and 44,866,071 shares issued and outstanding at December 31, 2025 and 2024, respectively	—	45
Common stock, par value of $0.001 per share, 36,000,000 and 82,520,000 shares authorized, 9,699,858 and 9,328,417 shares issued and outstanding at December 31, 2025 and 2024, respectively	10	9
Additional paid-in capital	362,055	214,063
Accumulated deficit	(319,023)	(254,937)
Total stockholders' equity	43,042	(40,820)
Total Liabilities and Stockholders' Equity	$117,892	$37,408

Exhibit 99.1
Workhorse Group Inc.
Unaudited Consolidated Statements of Operations

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except per share amounts)	2025	2024	2025	2024
Sales, net of returns and allowances	$9,743	$5,951	$21,211	$7,044
Cost of sales	15,462	9,011	30,766	13,190
Gross loss	(5,719)	(3,060)	(9,555)	(6,146)
Operating expenses:
Selling, general and administrative	10,852	3,089	24,722	16,047
Research and development	3,513	4,145	13,163	12,891
Impairment loss on discontinued product line investment	—	6,246	—	6,246
Total operating expenses	14,365	13,480	37,885	35,184
Loss from operations	(20,084)	(16,540)	(47,440)	(41,330)
Interest expense, net	(4,402)	(3,015)	(17,421)	(10,260)
Change in fair value of stock rights	1,038	—	1,038	—
Other (loss) income	(257)	6	(259)	3
Loss before income taxes	(23,705)	(19,549)	(64,082)	(51,587)
Provision for income taxes	(3)	(1)	(4)	(1)
Net loss	$(23,708)	$(19,550)	$(64,086)	$(51,588)

Net loss per share of common stock
Basic and Diluted	$(2.46)	$(2.10)	$(6.76)	$(9.43)

Weighted average shares used in computing net loss per share of common stock
Basic and Diluted	9,634	9,328	9,475	5,468

Exhibit 99.1
Workhorse Group Inc.
Unaudited Consolidated Statements of Cash Flows

	For the Years Ended December 31,
(in thousands)	2025	2024
Cash flows from operating activities:
Net loss	$(64,086)	$(51,588)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,235	816
Amortization of debt issuance cost	—	14
Excess and obsolete inventory	2,265	1,609
Impairment loss on discontinued product line investment	—	6,246
Loss on disposal of assets	232	—
Warranty provision	2,144	1,639
Stock-based compensation	678	555
Allowance for credit losses	21	—
Non-cash lease expense	793	579
Non-cash interest expense for convertible debt	17	—
Non-cash mark-to-market change of share rights	(1,038)	—
Effects of changes in operating assets and liabilities:
Accounts receivable	53	1,516
Inventory, net	4,849	(5,037)
Prepaid expenses and other current assets	1,178	(644)
Accounts payable	2,047	(1,013)
Accrued liabilities and other long-term liabilities	14,691	7,829
Operating lease liability	(632)	(675)
Net cash used in operating activities	(35,553)	(38,154)
Cash flows from investing activities:
Capital expenditures	(603)	(4,761)
Merger transaction	10,430	—
Net cash provided by (used in) investing activities	9,827	(4,761)
Cash flows from financing activities:
Proceeds from short-term senior secured promissory notes - related party	22,000	45,000
Proceeds from cash flow credit agreement	10,000	—
Payments for capital lease obligation	—	(2)
Proceeds from exercise of stock options	17	38
Proceeds from preferred stock issuance	—	250
Net cash provided by financing activities	32,017	45,286
Change in cash and cash equivalents	6,291	2,371
Cash and cash equivalents, beginning of the year	6,629	4,258
Cash and cash equivalents, end of the year	$12,920	$6,629

Exhibit 99.1
Workhorse Group, Inc.
Unaudited Pro Forma Revenue

This release includes pro forma revenue, which reflects the combined revenue of Workhorse and Motiv for periods prior to the merger as if the transaction had occurred at the beginning of the periods presented. A reconciliation of pro forma revenue is provided below.

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands)	2025	2024	2025	2024
Sales, net of returns and allowances, as reported	$9,743	$5,951	$21,211	$7,044
Pre-Merger Workhorse sales, net of returns and allowances	4,066	1,925	12,763	6,616
Pro forma combined revenue	$13,809	$7,876	$33,974	$13,660